Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 1, 2022, with respect to the consolidated financial statements of DoorDash, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California

May 31, 2022